Exhibit 99.1

Form of Press Release Dated February 19, 2003

NATIONAL WINE & SPIRITS SELECTED AS EXCLUSIVE
DISTRIBUTOR/BROKER FOR DIAGEO AND
SCHIEFFELIN & SOMERSET IN SELECT STATES

NWS to Distribute Diageo Wines and Spirits in Indiana;
NWS to Serve as Exclusive Broker and Authorized Distribution Agent of
Diageo and Schieffelin & Somerset Spirits Brands in Michigan

INDIANAPOLIS, IN — February 19, 2003 – National Wine & Spirits, Inc. (NWS) announced today that it has been selected as a strategic distributor of Diageo (NYSE: DEO), and the exclusive distributor of Diageo spirits and wine brands in Indiana. NWS has also been selected as the exclusive broker and authorized distribution agent of Diageo and Schieffelin & Somerset spirits brands, and as the exclusive distributor of Diageo “mixed spirit drinks” in Michigan. In both Indiana and Michigan, NWS and Diageo have entered into long-term contracts.

“We are very pleased to be selected as one of Diageo and Schieffelin & Somerset ‘s strategic distributors,” said Jim LaCrosse, Chairman and CEO of NWS. “This will enhance our position in both Indiana and Michigan and benefit all of the brands we carry, making NWS an even more attractive distributor to suppliers and retailers.”

Mr. LaCrosse continued, “I would also like to confirm that NWS and Diageo have agreed to a smooth transition of the former Joseph E. Seagram brands in Illinois, which will take place by February 28, 2003.”

“Schieffelin & Somerset looks forward to building a long term and rewarding relationship with NWS in Michigan,” said John Esposito, President of Schieffelin & Somerset.

“Ultimately, we chose NWS based on its long-standing position in the marketplace and the quality of its business proposal,” said Ron Anderson, Executive Vice President of Diageo North America. “As we focus on the future, we are confident that NWS is well positioned to help us realize the potential of the premium drinks business in Indiana and Michigan, and that its management team shares our commitment to maintaining the three-tier system and to promoting the responsible consumption of our products.”

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National Wine & Spirits — page 2

In 2002, Diageo and Schieffelin & Somerset began a review of their strategic distributor and brokerage relationships in an effort to consolidate their wines and spirits into a single distributor or broker in each state.

About National Wine & Spirits

Indianapolis-based National Wine & Spirits, Inc. is the largest distributor of wine & spirits in the Midwest and one of the leading distributors of alcohol beverages in the U.S. NWS serves over 36,000 retail customers across Indiana, Illinois, Michigan and Kentucky.

About Diageo

Diageo is the world’s leading premium drinks business with an outstanding collection of beverage alcohol brands across spirits, wine and beer categories. In North America, Diageo brands include: Smirnoff, Guinness, Baileys, Captain Morgan, Jose Cuervo and Beaulieu Vineyard and Sterling Vineyards wines.

Diageo is a global company, trading in over 200 countries around the world. The company is listed on both the London Stock Exchange (DGE) and the New York Stock Exchange (DEO). For more information about Diageo, its people, brands and performance, visit us at www.diageo.com.

About Schieffelin & Somerset

Schieffelin & Somerset is a joint venture between LVMH Moet Hennessy Louis Vuitton and Diageo Plc. A wine and spirits importing company, Schieffelin & Somerset is responsible for importing and marketing such luxury brands as Dom Perignon Champagne, Johnnie Walker Scotch Whisky, Hennessy Cognac, Moet & Chandon, Tanqueray and Grand Marnier.

Forward-looking statements from NWS “as defined in the Private Securities Litigation Reform Act of 1995” may be included in this news release. A variety of factors could cause the Company’s actual results to differ from the reported results expressed in such forward-looking statements. A discussion of factors that could cause results to vary are included in the Company’s periodic reports filed with the Securities and Exchange Commission